UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 4, 2003
Date of report (Date of earliest event reported)

ENCORE MEDICAL CORPORATION
(Exact name of Registrant as Specified in Charter)

Delaware	000-26538	65-0572565
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

9800 Metric Blvd., Austin, Texas		78758
(Address of Principal Executive Offices)		(Zip Code)

(512) 832-9500
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)

Item 9.     Regulation FD Disclosure

        On December 8, 2003, Encore Medical Corporation (the “Company”) issued a press release to announce that its shareholders approved an increase in the number of its authorized shares and an increase in the shares subject to its 1997 Distributor Advisory Panel Stock Option Plan.

        A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 7.     Financial Statements and Exhibits
(c) Exhibits.

99.1        Press Release dated December 8, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                          ENCORE MEDICAL CORPORATION

Date: December 8, 2003	By: /s/ Harry L. Zimmerman —————————————— Harry L. Zimmerman Executive Vice President - General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Encore Medical Corporation Press Release dated December 4, 2003.

ENCORE MEDICAL CORPORATION SHAREHOLDERS APPROVE INCREASE TO AUTHORIZED SHARES

December 4, 2003 — Austin, TX — Encore Medical Corporation (NASDAQ: ENMC) announced today that its shareholders have approved an amendment to its certificate of incorporation to increase the authorized number of common shares from 50 million to 100 million shares. Shareholders also voted to approve an increase in the number of shares of common stock authorized and reserved for issuance under its 1997 Distributor Advisory Panel Stock Option Plan from 200,000 to 1,200,000. These actions were taken at a special meeting of shareholders held Thursday, December 4, 2003, in Austin, Texas.

Encore Medical Corporation is a diversified orthopedic company that designs, manufactures, markets and distributes a comprehensive range of high quality orthopedic devices, sports medicine equipment and related products for the orthopedic industry. Based in Austin, Texas, Encore offers a comprehensive suite of reconstructive joint products, trauma products and spinal implants, a full line of orthopedic soft goods, patient safety devices, and pressure care products, and through its Chattanooga Group Division, is a leading manufacturer and distributor of orthopedic rehabilitation equipment in the United States. Both Encore and Chattanooga are known for producing high quality, innovative products and continuing to develop new products to meet the needs of the orthopedic community. For more information, visit www.encoremed.com

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Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, such as competition for sales representatives, future offering of stock, the impacts of competitive products and pricing, and other risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.